THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT RIDER

Notwithstanding any provision in the Contract to the contrary, this Rider is a part of the Contract to which it is attached.

Should any provision in this Rider conflict with the Contract, the provisions of this Rider will prevail.

Capitalized terms within this Rider that are not defined in this Rider are defined or otherwise described in the Contract to which this Rider is attached, including any endorsements or other riders attached to such Contract.

This Rider replaces the “AMOUNT OF DEATH BENEFIT” and “SPOUSAL BENEFICIARY CONTINUATION” provisions under the “DEATH PROVISIONS” section in the Contract.

TABLE OF CONTENTS

SECTIONS AND DESCRIPTIONS	PAGE(S)
Rider Data Page (Important specifications of this Rider)	2

Definitions (Technical terms that We have defined to help You understand this Rider)	3

Withdrawal Adjustments	3

Amount of Maximum Anniversary Value Death Benefit	4

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RIDER DATA PAGE

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT CHARGE (for Owner or Continuing Spouse, if Continuing Spouse is Age 80 or younger on the Continuation Date):

Annual fee of [0.40%] of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which Your Contract is allocated. We deduct this charge daily. This charge is in addition to other charges, fees and expenses described in Your Contract. This charge will cease upon the earliest of (1) Annuitization; (2) when this Rider terminates; or (3) when the Contract is terminated.

SPOUSAL BENEFICIARY CONTINUATION RETURN OF PURCHASE PAYMENT DEATH BENEFIT CHARGE (for Continuing Spouse if Continuing Spouse is at least Age 81 but younger than Age 86 on the Continuation Date):

Annual fee of [0.15%] of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which Your Contract is allocated. We deduct this charge daily. This charge is in addition to other charges, fees and expenses described in Your Contract. This charge will cease upon the earliest of (1) Annuitization; (2) when this Rider terminates; or (3) when the Contract is terminated.

EFFECTIVE DATE:	[Contract Date]

MAXIMUM ISSUE AGE:	[80]

PURCHASE PAYMENT AGE LIMIT:	[85]

For Inquiries Call: 1-800-445-7862

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DEFINITIONS

For the purposes of this Rider, the following Definitions apply:

NET PURCHASE PAYMENT(S)

Net Purchase Payment(s) are equal to the sum of all Purchase Payment(s) received, which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE, reduced proportionately for each withdrawal by the percentage by which each such withdrawal reduced the Contract Value.

WITHDRAWAL ADJUSTMENTS

Withdrawal Adjustments is the term used to calculate how the amount of the Death Benefit will be adjusted for withdrawals depending on the amount of the withdrawal and whether a Guaranteed Lifetime Income Rider is elected and has not been terminated.

WITHDRAWAL ADJUSTMENTS

If You elected a Guaranteed Lifetime Income Rider and have not terminated that Rider under this Contract, the amount of the Death Benefit will be adjusted for withdrawals as follows:

Withdrawals Taken Prior to the Activation Date

Any Withdrawal taken prior to the Activation Date reduces the Death Benefit proportionately by the percentage by which each Withdrawal reduced the Contract Value.

Lifetime Income Withdrawals Taken On and After the Activation Date

Prior to Your 81st birthday:

If cumulative Lifetime Income withdrawals taken in a Contract Year are less than or equal to the Maximum Annual Withdrawal Amount, the Death Benefit will be reduced by the amount of each Lifetime Income withdrawal.

If cumulative Lifetime Income withdrawals taken in a Contract Year are greater than the Maximum Annual Withdrawal Amount, the Death Benefit and Contract Value are first reduced by the portion of the Lifetime Income withdrawal that is equal to the Maximum Annual Withdrawal Amount. The resulting Death Benefit is then further reduced for the amount that is in excess of the Maximum Annual Withdrawal Amount (Excess Withdrawal). The Excess Withdrawal reduces the resulting Death Benefit proportionately by the percentage by which that Excess Withdrawal reduced the resulting Contract Value.

On or after Your 81st birthday:

Any Lifetime Income withdrawal reduces the Death Benefit proportionately by the percentage by which each Lifetime Income withdrawal reduced the Contract Value.

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AMOUNT OF MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

Upon Your death, We will pay a Death Benefit to the Beneficiary upon Our receipt of all Required Documentation. The Death Benefit calculation is different depending on whether a Guaranteed Lifetime Income Rider has been elected and if the Rider has or has not been terminated.

No Election of Guaranteed Lifetime Income Rider

If You did not elect a Guaranteed Lifetime Income Rider, upon Our receipt of all Required Documentation, We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	Net Purchase Payment(s); or

3.	The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of (a) or (b), where:

(a)	is Your 83rd birthday; or

(b)	is Your date of death;

This value is increased by any Purchase Payment(s) received since that Contract Anniversary which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE; and reduced proportionately for any Withdrawals taken since that Contract Anniversary by the percentage by which each such Withdrawal reduced the Contract Value.

Election of Guaranteed Lifetime Income Rider

If You elected a Guaranteed Lifetime Income Rider, upon Our receipt of all Required Documentation, We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	Purchase Payment(s) received which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE, reduced by (a) or (b), where:

(a)	is any Withdrawal Adjustments if the Guaranteed Lifetime Income Rider has not been terminated; or

(b)

is any Withdrawal Adjustments for withdrawals taken prior to the date the Guaranteed Lifetime Income Rider is terminated; if that Rider is terminated and Withdrawals are taken on or after the termination date, further proportionate reductions apply for each Withdrawal by the percentage by which each such Withdrawal reduced the Contract Value; or

3.	The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of (a) or (b), where:

(a)	is Your 83rd birthday; or

(b)	is Your date of death;

This value is increased by any Purchase Payment(s) received after that Contract Anniversary which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE, and reduced as follows:

•	by any Withdrawal Adjustments after that Contract Anniversary if the Guaranteed Lifetime Income Rider has not been terminated; or

•

by any Withdrawal Adjustments for withdrawals taken after that Contract Anniversary but prior to the date the Guaranteed Lifetime Income Rider is terminated; if that Rider is terminated and Withdrawals are taken on or after the termination date, further proportionate reductions apply for each Withdrawal by the percentage by which each such Withdrawal reduced the Contract Value.

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SPOUSAL BENEFICIARY CONTINUATION

If eligible, the Spousal Beneficiary may elect to continue the Contract. On the Continuation Date, We will contribute to the Contract Value an amount by which the Death Benefit that would have been paid to the Spousal Beneficiary exceeds the Contract Value, if any, as of the Business Day during which We receive all Required Documentation. If the Spousal Beneficiary continues the Contract to which this Rider is attached, no Death Benefit is paid out to the Spousal Beneficiary on the Continuation Date.

If the Spousal Beneficiary continues the Contract, the Death Benefit calculation is different depending on whether a Guaranteed Lifetime Income Rider has been elected and continued by the Spousal Beneficiary and if the Rider has or has not been terminated. Upon the Spousal Beneficiary’s death, We will pay a Death Benefit to the Beneficiary upon Our receipt of all Required Documentation.

No Election or Continuation of Guaranteed Lifetime Income Rider

If the Spousal Beneficiary was Age 80 or younger on the Continuation Date, and if the Owner did not elect a Guaranteed Lifetime Income Rider or the Spousal Beneficiary chose not to continue that Rider, the Maximum Anniversary Value Death Benefit Charge shown on the RIDER DATA PAGE will continue to be deducted as of the Continuation Date. We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE; and reduced proportionately for any Withdrawals taken after the Continuation Date by the percentage by which each such Withdrawal reduced the Contract Value; or

3.	The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of (a) or (b) where:

(a)	is the Spousal Beneficiary’s 83rd birthday; or

(b)	is the Spousal Beneficiary’s date of death;

This value is increased by any Purchase Payment(s) received after that Contract Anniversary and are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE; and reduced proportionately for any Withdrawals taken after that Contract Anniversary by the percentage by which each such Withdrawal reduced the Contract Value.

If the Spousal Beneficiary was at least Age 81 but younger than Age 86 on the Continuation Date, and if the Owner did not elect a Guaranteed Lifetime Income Rider or the Spousal Beneficiary chose not to continue that Rider, the Maximum Anniversary Value Death Benefit Charge shown on the RIDER DATA PAGE will no longer be deducted and the Spousal Beneficiary Continuation Return of Purchase Payment Death Benefit Charge shown on the RIDER DATA PAGE will be deducted as of the Continuation Date instead. We will calculate the Death Benefit as the greater of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE; and reduced proportionately for any Withdrawals taken after the Continuation Date by the percentage by which each such Withdrawal reduced the Contract Value.

If the Spousal Beneficiary was Age 86 or older on the Continuation Date, the amount of the Death Benefit is the Contract Value on the Business Day during which We receive all Required Documentation and the Maximum Anniversary Value Death Benefit Charge shown on the RIDER DATA PAGE will no longer be deducted as of the Continuation Date.

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Continuation of Guaranteed Lifetime Income Rider

If the Spousal Beneficiary was Age 80 or younger on the Continuation Date, and if the Owner elected a Guaranteed Lifetime Income Rider and the Spousal Beneficiary continued that Rider, the Maximum Anniversary Value Death Benefit Charge shown on the RIDER DATA PAGE will continue to be deducted as of the Continuation Date. We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	The Contract Value on the Continuation Date plus Purchase Payment(s) received after the Continuation Date which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE, reduced by (a) or (b), where:

(a)	is any Withdrawal Adjustments if the Guaranteed Lifetime Income Rider has not been terminated; or

(b)

is any Withdrawal Adjustments for withdrawals taken prior to the date the Guaranteed Lifetime Income Rider is terminated; if that Rider is terminated and Withdrawals are taken on or after the termination date, further proportionate reductions apply for each Withdrawal by the percentage by which each such Withdrawal reduced the Contract Value; or

3.	The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of (a) or (b), where:

(a)	is the Spousal Beneficiary’s 83rd birthday; or

(b)	is the Spousal Beneficiary’s date of death;

This value is increased by any Purchase Payment(s) received after that Contract Anniversary which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE, and reduced as follows:

•	By any Withdrawal Adjustments for withdrawals taken after that Contract Anniversary if the Guaranteed Lifetime Income Rider has not been terminated; or

•

By any Withdrawal Adjustments for withdrawals taken after that Contract Anniversary but prior to the date the Guaranteed Lifetime Income Rider is terminated; if that Rider is terminated and Withdrawals are taken on or after the termination date, further proportionate reductions apply for each Withdrawal by the percentage by which each such Withdrawal reduced the Contract Value.

If the Spousal Beneficiary was at least Age 81 but younger than Age 86 on the Continuation Date, and if the Owner elected a Guaranteed Lifetime Income Rider and the Spousal Beneficiary continued that Rider, the Maximum Anniversary Value Death Benefit Charge shown on the RIDER DATA PAGE will no longer be deducted and the Spousal Beneficiary Continuation Return of Purchase Payment Death Benefit Charge shown on the RIDER DATA PAGE will be deducted as of the Continuation Date instead. We will calculate the Death Benefit as the greater of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

The Contract Value on the Continuation Date plus Purchase Payment(s) received after the Continuation Date which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE, and reduced by (a) or (b), where:

a)	is any Withdrawal Adjustments for withdrawals taken after the Continuation Date if the Guaranteed Lifetime Income Rider has not been terminated; or

b)

is any Withdrawal Adjustments for withdrawals taken after the Continuation Date and prior to the date the Guaranteed Lifetime Income Rider is terminated; if that Rider is terminated and Withdrawals are taken on or after the termination date, further proportionate reductions apply for each Withdrawal by the percentage by which each such Withdrawal reduced the Contract Value.

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If the Spousal Beneficiary was Age 86 or older on the Continuation Date, the amount of the Death Benefit is the Contract Value on the Business Day during which We receive all Required Documentation and the Maximum Anniversary Value Death Benefit Charge shown on the RIDER DATA PAGE will no longer be deducted as of the Continuation Date.

TERMINATION OF THIS RIDER

This Rider will remain in effect until the earlier of (1) termination of the Contract in accordance with the provisions of the Contract, (2) after the remaining Contract Value is reduced to zero; (3) upon Annuitization; or (4) if Spousal Continuation is elected and the Spousal Beneficiary was Age 86 or older on the Continuation Date.

Signed for the Company to be effective on the Contract Date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

© American International Group, Inc. All Rights Reserved.

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